UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 17, 2007 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P.O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 17, 2007, the independent members of the Board of Directors of Pacific Gas and Electric Company (Utility), upon recommendation by the Nominating, Compensation, and Governance Committee of the PG&E Corporation Board of Directors (Committee), approved the award of additional compensation for William T. Morrow, President and Chief Executive Officer of the Utility, reflecting his increased responsibilities following his appointment as Chief Executive Officer of the Utility on July 1, 2007 and to help ensure that the Utility retains talented, qualified and experienced leaders.  Prior to July 1, 2007, Mr. Morrow served as President and Chief Operating Officer of the Utility.

Mr. Morrow’s current annual base salary of $600,000 has been increased to $750,000, effective November 1, 2007.  Mr. Morrow’s annual salary is consistent with compensation levels of comparable positions in the energy industry.  Mr. Morrow also will be eligible to participate in the PG&E Corporation Short-Term Incentive Plan (STIP) with a target participation rate equal to 75% of his annual base salary, increased from a target participation rate of 65%.  (Maximum awards under the STIP are equal to two times the target amount.  Actual STIP awards are determined by the Committee based on the extent to which certain pre-established performance criteria are met.)

In addition, on the third business day following the release of PG&E Corporation’s financial results for the quarter ended September 30, 2007, Mr. Morrow will receive a grant of equity compensation under the PG&E Corporation 2006 Long-Term Incentive Plan (2006 LTIP) valued at $2,000,000.  The award will consist of equal amounts of restricted shares of PG&E Corporation common stock and performance shares. The total number of restricted shares and performance shares will be determined by dividing $2,000,000 by the closing stock price of a share of PG&E Corporation common stock as reported on the New York Stock Exchange on the date of grant. With respect to the restricted stock, the restrictions on 60% of the restricted shares will lapse automatically in equal installments on the first business days of 2009, 2010, and 2011 at the rate of 20% per year.  If PG&E Corporation’s cumulative total shareholder return (TSR) is in the top quartile of its comparator group as measured for the three immediately preceding calendar years, the restrictions on the remaining 40% of the shares will lapse on the first business day of 2011.  If PG&E Corporation’s TSR is not in the top quartile for such period, then the restrictions on the remaining 40% of the shares will lapse on the first business day of 2013.  The performance shares will vest on the first business day of 2011 and are settled in cash.  The payment for performance shares will be calculated by multiplying the number of vested performance shares by the average closing price of PG&E Corporation common stock over the last 30 calendar days of 2010.  There will be no payout for TSR performance below the 25th percentile of the comparator group; there will be a 25 percent payout if TSR is at the 25th percentile; there will be a 100 percent payout if TSR is at the 75th percentile; and there will be a 200 percent payout if PG&E Corporation’s TSR ranks first in the comparator group.  If PG&E Corporation’s TSR is between the 25th percentile and the 75th percentile, or above the 75th percentile, award payouts will be determined by straight-line interpolation, adjusted to round numbers (i.e., the nearest multiple of five).

Mr. Morrow continues to be entitled to participate in other benefits generally provided to Utility employees and to the benefits available to other Utility executive officers, as described in PG&E Corporation’s and the Utility’s 2007 joint proxy statement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: October 19, 2007	By:	/s/ Linda Y. H. Cheng
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: October 19, 2007	By:	/s/ Linda Y.H. Cheng
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary